EXHIBIT 1
JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 5 to the statement on Schedule 13D is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  January 28, 2009

Glencore Investment Pty Ltd

By:           /s/     Valarie A. Hing
Name:    Valarie A. Hing
Title:      Attorney-in-Fact

Glencore Investments AG

By:            /s/     Valarie A. Hing
Name: Valarie A. Hing
Title:    Attorney-in-Fact

Glencore International AG

By:          /s/     Valarie A. Hing
Name:   Valarie A. Hing
Title:     Attorney-in-Fact

Glencore Holding AG

By:          /s/     Valarie A. Hing
Name:   Valarie A. Hing
Title:     Attorney-in-Fact